Exhibit 10.4

FORM OF PURCHASE AGREEMENT

BY AND AMONG

DIESEL LTD.,

LNR PROPERTY CORPORATION

AND

LNR CAPITAL CORPORATION

DATED AS OF [          ], 200[  ]

i

Section 7.11	Construction

Exhibits	Exhibit Name

A	CDO Interests

ii

FORM OF PURCHASE AGREEMENT

PURCHASE AGREEMENT dated as of [               ], 200[ ] (this “Agreement”), by and between Diesel Ltd., a Bermuda exempted company (“Diesel”), LNR Property Corporation, a Delaware corporation (“LNR Property”, and together with Diesel, “Sellers”) and LNR Capital Corporation, a Maryland corporation (“Buyer”).  Sellers and Buyer are referred to collectively herein as the “Parties.”

WHEREAS, Diesel owns all right, title and interest in the assets set forth on Exhibit A attached hereto (the “CDO Interests”);

WHEREAS, LNR Property owns all right, title and interest in all of the issued and outstanding shares of common stock of LNR DSHI Legacy, Inc., a Florida corporation (the “LNR Sub Common Stock” and, together with the CDO Interests, the “Interests”); and

WHEREAS, Sellers desire to sell and assign to Buyer, and Buyer desires to purchase and assume from Sellers, in accordance with the terms and conditions of this Agreement, all of the Sellers’ right title and interest in the Acquired Assets (as defined below) and the Assumed Liabilities (as defined below);

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.  The following terms have the respective meanings ascribed thereto below:

“Acquired Assets” means, collectively, all of Sellers’ right, title, and interest in and to the following:  (a) the Interests and (b) cash in the aggregate amount collected by Diesel relating to the CDO Interests (whether pursuant to the terms thereof, or dispositions thereof or otherwise) from and after the Closing Date.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Assumed Liabilities” means, other than the Excluded Liabilities, all Liabilities of the Sellers solely arising out of the Interests, including obligations arising under swaps relating to the Interests, on or after the Closing Date.

“Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks in New York, New York are permitted or required to be closed.

“Buyer” has the meaning set forth in the Preamble to this Agreement.

“Buyer Indemnified Parties” has the meaning set forth in Section 6.2.

“CDO” means a collateralized debt obligation issued by a special purpose entity established for the purpose of issuing notes and preferred equity interests that are secured by debt issued by various real estate investment trusts, investment grade and non-investment grade commercial mortgage-backed securities, and other real estate-related collateral.

“CDO Documents” means, with respect to the CDO Interests, all agreements, contracts and instruments relating to the creation, distribution, transfer, ownership and management of such CDO Interests and the CDO from which such CDO Interest is derived, including, without limitation, the following: (i) all custody and administration agreements, indentures, notes, preferred equity interests, fiscal agency agreements, hedge agreements, purchase agreements, transfer agent agreements and similar agreements or arrangements (other than agreements, contracts and commitments relating to investments underlying the CDO); and (ii) all investment advisory, management, collateral management, disposition consultant, servicing, administration and similar agreements by which the relevant CDO is bound; and (iii) all private placement memoranda, offering circulars or other offering material with respect to the offering for sale of the CDO.

“CDO Interests” has the meaning set forth in the Recitals to this Agreement.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” means the date hereof.

“Contemplated Transactions” means the sale, assignment, transfer, conveyance and delivery by the Sellers for the Purchase Price, and the acquisition by the Buyer of the Acquired Assets and the assumption by the Buyer of the Assumed Liabilities.

“Diesel” has the meaning set forth in the Preamble to this Agreement.

“Diesel Purchase Price” has the meaning set forth in 2.3(a).

“Excluded Liabilities” means all Liabilities of the Sellers pertaining to the Interests arising out of, or relating to, any period, event, action or omission prior to the Closing Date as specifically set forth in Schedule 1 attached hereto..

“Governmental Authority” means any: (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Law” has the meaning set forth in Section 3.3.

“Liability” means any debt, claim, obligation or liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

“Lien” means any lien, charge, option, pledge, assignment, mortgage, security interest, preemptive right, right of first refusal or encumbrance of any kind.

“Loss” means any actual loss, liability, obligation, payment, assessment, costs or expenses, including without limitation interest, penalties, fines, and reasonable attorneys’ fees and expenses (including those incurred in connection with the enforcement of a Party’s right to indemnification hereunder); provided, however, that in no event shall the term “Loss” include punitive, special, indirect, consequential or other damages other than direct damages.

“LNR Property” has the meaning set forth in the Preamble to this Agreement.

“LNR Sub Common Stock” has the meaning set forth in the Recitals to this Agreement.

“LNR Sub Purchase Price” has the meaning set forth in 2.3(a).

“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and operating agreement of a limited liability company; (e) any charter, bylaw, operating agreement or similar document not described in (a) through (d) above adopted or filed in connection with the creation, formation, organization or operation of a Person, including the foreign equivalent thereof with respect to non-US Persons; and (f) any amendment or contemplated amendment to any of the foregoing.

“Parties” has the meaning set forth in the Preamble to this Agreement.

“Permitted Lien” means any (i) Liens being contested by the Sellers in good faith and for which appropriate reserves are reflected in the Sellers’ financial statements, (ii) Liens for Taxes not yet due or payable, and (iii) Liens; covenants; conditions; building, zoning or other restrictions; reservations; rights; utility or other easements; encumbrances; encroachments; installments of special assessments not yet due and payable; set-back requirements; and other similar items generally applicable and/or affecting title to property of a similar character, in each case that would not, individually or in the aggregate, interfere with or diminish in a material and adverse manner the Buyer’s use or ownership of the Interests.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity.

“Purchase Price” means, collectively, the Diesel Purchase Price and the LNR Sub Purchase Price.

“Required Transfer Documentation” means any documentation necessary to transfer and assign the Interests and the Assumed Liabilities to the Buyer, including without limitation any documentation required under the CDO Documents, and other good and sufficient instruments of conveyance and transfer reasonably necessary to vest in the Buyer all the legal and equitable, title and interest of Sellers in the Interests and necessary to vest in the Buyer all legal responsibility for the Assumed Liabilities.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” has the meaning set forth in the Preamble to this Agreement.

“Sellers Indemnified Parties” has the meaning set forth in Section 6.3.

ARTICLE II

PURCHASE AND SALE

Section 2.1             Purchase and Sale of the Interests.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below) the Sellers (as applicable) hereby agree to sell, convey, transfer, assign and deliver to Buyer and Buyer hereby agrees to purchase from each such  Sellers (as applicable) all of the Sellers’ right, title and interest in and to the CDO Interests for the Diesel Purchase Price (as defined below) and the LNR Sub Common Stock for the LNR Sub Purchase Price (as defined below).

Section 2.2             Assumption of Liabilities.  On and subject to the terms and conditions of this Agreement and in consideration of the payment by the Buyer of the Purchase Price, the Buyer hereby assumes and becomes responsible for, and the Sellers hereby transfer, convey, and assign or causes to be transferred, conveyed and assigned, to the Buyer, all of the Assumed Liabilities.

Section 2.3             Purchase Price.  (a)  On the Closing Date, Buyer shall pay to Diesel an amount equal to $[560,000,000] (the “Diesel Purchase Price”) and shall pay to LNR Property an amount equal to $[          ] (the “LNR Sub Purchase Price”).

(b)           The Diesel Purchase Price and the LNR Sub Purchase Price shall be paid by Buyer by way of wire transfer of immediately available funds to the account(s) of Sellers specified by Sellers to Buyer in writing.

Section 2.4             The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) is taking place in connection with the consummation of the Buyer’s initial public offering of its common stock and with the execution of this Agreement at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 or at such time and place as the Parties shall mutually agree.  For all purposes hereunder (a) the date of this Agreement shall be referred to as the “Closing Date,” and (ii) the Closing shall be deemed to have occurred at 11:59 p.m. on the Closing Date.

Section 2.5             Closing Deliveries.  Contemporaneously herewith, and simultaneously with the other Parties’ deliveries hereunder:

(a)           Sellers shall deliver to Buyer:

(i)            the Acquired Assets, including, without limitation, copies of, and all of the Sellers’ right title and interest to, any CDO Documents in its possession or in the possession of a third party custodian;

(ii)           the Required Transfer Documentation, executed by the Sellers and, to the extent required, any third party custodian;

(iii)          any original notes, preferred shares or common stock, including the LNR Sub Common Stock, duly endorsed in blank; and

(iv)          all notices and instructions required to be delivered to DTC or any other holder of a global note or entity that maintains the book entry registration system for the CDO Interests, executed by the Sellers.

(b)           Buyer shall deliver to Diesel:

(i)            the Diesel Purchase Price; and

(ii)           any Required Transfer Documentation, executed by the Buyer.

(c)           Buyer shall deliver to LNR Property:

(i)            the LNR Sub Purchase Price; and

(ii)           any Required Transfer Documentation, executed by the Buyer.

Section 2.6             Interest.  Buyer agrees to transmit to Diesel any accrued interest actually received by Buyer with respect to the CDO Interests for the period prior to the Closing within 5 Business Days of the receipt thereof by Buyer.  If accrued interest is sent to Diesel with respect to the CDO Interests for the period following the Closing, Diesel agrees to transmit any such accrued interest to Buyer within 5 Business Days of the receipt thereof by Diesel.

Section 2.7             CDO Interests Not Assigned.  To the extent that the transfer or assignment of any CDO Interests or CDO Documents requires the consent of another party thereto, and such consent has not been obtained as of the date hereof, then:

(a)           this Agreement shall not constitute an agreement to transfer or assign the same if an assignment or attempted assignment constitutes a breach of such CDO Interests or a violation of applicable law, unless the Buyer agrees to hold harmless Sellers with respect thereto;

(b)           the Parties agree to use reasonable commercial efforts to obtain the written consent of the counterparties thereto with respect to the transfer or assignment of such CDO Interests;

(c)           the Parties shall in good faith negotiate to effectuate such arrangements as are necessary to put the Parties in as close an economic position as they would be in had the relevant consents been obtained and the relevant CDO Interests assigned contemporaneously herewith.  The Parties acknowledge and agree that any such arrangements could require, among other things, (i) Sellers to remain subject to its obligations under any CDO Interests with respect to which a consent to assignment is required under the applicable contract but has not been delivered, (ii) the Buyer to perform on behalf of Sellers the obligations of Sellers under such contract, and to promptly reimburse Sellers for any and all reasonable out-of-pocket costs, expenses or losses, including reasonable attorneys’ fees, incurred by Sellers as a result of Sellers taking, at the request of the Buyer, legal or other action on behalf of or for the benefit of the Buyer with respect to such contracts or as a result of the Buyer’s failure to perform Sellers’ obligations under such contracts arising on or after the Closing and to indemnify Sellers for any Loss relating to the Buyer’s failure to so perform, (iii) Sellers to promptly remit to the Buyer any payments or refunds received by Sellers from any party under the applicable contract, (iv) Sellers to cooperate in any lawful arrangement requested by the Buyer designed to provide the benefits of the Acquired Assets to the Buyer, and (v) Sellers to enforce, at the request of and for the account of and the expense of the Buyer, any rights of Sellers arising from any such CDO Interests against any third party, including the right to elect to terminate in accordance with the terms thereof upon the advice of the Buyer, all in a manner consistent with the purposes and intent of this Agreement; and

(d)           if and when any such consent shall be obtained, Sellers shall promptly transfer or assign, as applicable, such CDO Interests to the Buyer without payment of additional consideration.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF SELLERS

The Sellers hereby represent and warrant to the Buyer, severally, and not jointly, as of the date of this Agreement, as follows:

Section 3.1             Organization and Authority.  Diesel is a corporation duly formed, validly existing, and in good standing under the laws of Bermuda with all requisite power and authority to execute and deliver this Agreement and Required Transfer Documentation to be provided by it and to perform the respective obligations to consummate the Contemplated Transactions hereunder and thereunder applicable to it.  LNR Property is a corporation duly formed, validly existing, and in good standing under the laws of Delaware with all requisite power and authority to execute and deliver this Agreement and Required Transfer Documentation to be provided by it and to perform the respective obligations to consummate the Contemplated Transactions hereunder and thereunder applicable to it.

Section 3.2             Execution and Delivery; Valid and Binding Agreement.   (a)   The execution, delivery and performance by Sellers of this Agreement and the Required Transfer Documentation, and the consummation of the Contemplated Transactions, have been duly and validly authorized by all requisite corporate proceedings on the part of Sellers, and no other corporate proceedings on the part of Sellers is necessary to authorize the execution, delivery and performance by Sellers of this Agreement or the Required Transfer Documentation.

(b)           This Agreement has been duly executed and delivered by Sellers and, assuming that this Agreement is the valid and binding agreement of the Buyer, constitutes a valid and binding obligation upon Sellers, enforceable against Sellers in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights or by general principles of equity.

Section 3.3             Noncontravention.  Neither the execution and the delivery of this Agreement by Sellers, nor the consummation by Sellers of the Contemplated Transactions, will (a) violate (i) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction (each, a “Law”) of any Governmental Entity to which Sellers are subject, (ii) any provision of the Organizational Documents of Sellers, or (iii) any agreement, indenture or instrument to which any of the Sellers is a party, or (b) require Sellers to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or other third party in order for Sellers to consummate the Contemplated Transactions, except, in the case of the foregoing clauses (a)(i), (a) (iii), and(b), for any such violations, conflicts, breaches, defaults, rights of acceleration, terminations, cancellations, requirements or other actions or notices that are not reasonably likely, individually or in the aggregate, to result in a material adverse effect on the Acquired Assets, taken as a whole, or the ability of the Sellers to consummate the Contemplated Transactions.

Section 3.4             Title to the Acquired Assets. As of the date of this Agreement, all of the Acquired Assets are owned by Sellers and Sellers have good title to all of such Acquired Assets, free and clear of Liens other than Permitted Liens.  At Closing, Sellers will transfer, and Buyer will acquire, good and marketable title to the Acquired Assets, free and clear of any Liens other than Permitted Liens.

Section 3.5             LNR Common Stock. The LNR Common Stock has been validly issued, fully paid and non-assessable and not subject to preemptive rights of stockholders.

Section 3.6             Compliance with Laws. Sellers have been and are in compliance with all Laws applicable to the Acquired Assets, except where such noncompliance would not result in any change, event or circumstance that has or is reasonably likely, individually or in the aggregate, to have a material adverse effect on the Acquired Assets, taken as a whole or the ability of the Sellers to consummate the Contemplated Transactions.

Section 3.7             Litigation.  As of the date of this Agreement, there is no action, suit, investigation or proceeding pending, or, to the knowledge of Sellers, threatened against Sellers before any Governmental Entity specifically relating to the ownership of the Acquired Assets.  Sellers have no pending action against any third party relating specifically to the ownership of the Acquired Assets.  There are no unsatisfied judgments or material outstanding orders, writs, injunctions, decrees, settlements, stipulations or awards (whether rendered by a court or Governmental Entity or by arbitration) against Sellers specifically relating to the ownership of the Acquired Assets.  There is in effect no temporary restraining order, injunction or similar equitable relief applicable to Sellers prohibiting or seeking to prohibit consummation of the Contemplated Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to the Sellers, as of the date of this Agreement, as follows:

Section 4.1             Organization of Buyer.  Buyer is a corporation duly formed, validly existing, and in good standing under the laws of the State of Maryland with all requisite power and authority to execute and deliver this Agreement and Required Transfer Documentation and to perform the respective obligations to consummate the Contemplated Transactions hereunder and thereunder applicable to it.

Section 4.2             Execution and Delivery; Valid and Binding Agreement.  (a)   The execution, delivery and performance by Buyer of this Agreement and the Required Transfer Documentation to be delivered by it, and the consummation of the Contemplated Transactions applicable to it, have been duly and validly authorized by all requisite corporate proceedings on the part of Buyer, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement or the  Required Transfer Documentation to be delivered by it.

(b)           This Agreement has been duly executed and delivered by Buyer and, assuming that this Agreement is the valid and binding agreement of Sellers, constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights or by general principles of equity.

Section 4.3             Noncontravention.  Neither the execution and the delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the Contemplated Transactions, will (a) violate (i) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction (each, a “Law”) of any Governmental Entity to which Buyer is subject, (ii) any provision of the Organizational Documents of Buyer, or (iii) any agreement, indenture or instrument to which the Buyer is a party, or (b) require Buyer to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or other third party in order for Buyer to consummate the Contemplated Transactions, except, in the case of the foregoing clauses (a)(i), (a)(iii) and(b), for any such violations, conflicts, breaches, defaults, rights of acceleration, terminations, cancellations, requirements or other actions or notices that are not reasonably likely, individually or in the aggregate, to result in a material adverse effect on the ability to consummate the Contemplated Transactions.

Section 4.4             Certain Securities Law Matters. (a)  Buyer is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.  Buyer is acquiring the Interests for its own account for investment and with no present intention of distributing or reselling such securities or any part thereof in any transaction which would constitute a “distribution” within the meaning of the Securities Act.  Buyer understands that the Interests have not been registered under the Securities Act or any state securities laws and are being transferred to Buyer in part, in reliance on the foregoing representation.  Buyer understands that the Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under such Act and such laws.  Buyer is able to bear the economic risk of holding the Interests for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Interests. Buyer has had the opportunity to perform such due diligence regarding the Interests as deemed by it to be reasonably necessary and appropriate in the circumstances, and except for the specific representations and warranties set forth herein, is relying solely upon its own due diligence and analysis of the economic, legal and tax aspects of owning the Interests and consummating the Contemplated Transactions.

ARTICLE V

COVENANTS OF THE PARTIES

Section 5.1             Consents and Approvals.  Subject to the terms hereof, with respect to any consents, approvals or filings which have not been obtained or made as of the date hereof, or which by the nature of the relevant consent, approval or filing cannot be obtained or made prior to Closing, the Parties shall use their respective commercially reasonable efforts to, as promptly as practicable (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to obtain such consents or approvals (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the  Required Transfer Documentation required under any applicable federal or state securities Laws and any other applicable Law, and (iii) execute and/or deliver any additional instruments necessary to fully carry out the purposes of this Agreement.  The Parties shall cooperate with each other in connection with obtaining such consents or approvals or the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing.  The Parties shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with any of the transactions contemplated hereby.

Section 5.2             Further Assurances.  The parties shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement; provided, however, that neither Party shall be required to make any material change to its business, expend any material funds or incur any other material burden in order to comply with this Section 5.2.

ARTICLE VI

SURVIVAL AND INDEMNITY

Section 6.1             Survival.  All of the representations and warranties of Sellers contained in Article III above, and all of the representations and warranties of the Buyer contained in Article IV above, shall survive the Closing hereunder and continue in full force and effect for a period of one year following the Closing Date.  The Parties’ respective covenants and agreements to be performed at or after the Closing Date contained in this Agreement shall survive indefinitely unless otherwise set forth herein.

Section 6.2             Indemnification by Sellers.  Sellers agree to indemnify the Buyer and its Affiliates and their officers, directors, managers, members, employees and stockholders (collectively, the “Buyer Indemnified Parties”) from, and hold them harmless against any Losses, which any of the Buyer Indemnified Parties sustain that are caused by, arise out of or are a result of any of the following: (i) any material breach of any of the representations and warranties of Sellers contained in this Agreement (except for those representations and warranties that are qualified by materiality, for which the Sellers agree to indemnify for any breach); or (ii) any material breach of, or failure to perform, any covenant or agreement of Sellers contained in this Agreement.

Section 6.3             Indemnification by the Buyer. Buyer agrees to indemnify Sellers, and its Affiliates, officers, directors, managers, members, employees and stockholders (collectively, the “Sellers Indemnified Parties”) from, and hold them harmless against, any Losses which any of the Sellers Indemnified Parties suffer, sustain or become subject to that are caused by or are a result of any of the following: (i) any material breach of any of the representations and warranties of the Buyer contained in this Agreement (except for those representations and warranties that are qualified by materiality, for which the Buyer agrees to indemnify for any breach), or (ii) any material breach of, or failure to perform, any covenant or agreement of the Buyer contained in this Agreement, or (iii) the Assumed Liabilities.

ARTICLE VII

MISCELLANEOUS

Section 7.1             Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure required by applicable Law (in which case the disclosing Party will use commercially reasonable efforts to advise the other Party prior to making the disclosure).

Section 7.2             No Third-Party Beneficiaries.  Except as set forth in Article VI with respect to Sellers Indemnified Parties and Buyer Indemnified Parties, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

Section 7.3             Entire Agreement.  This Agreement constitutes the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof and thereof.

Section 7.4             Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

Section 7.5             Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties on different counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 7.6             Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7             Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Diesel:

Diesel Ltd.
c/o LNR Property Holdings Ltd.
1601 Washington Avenue, Suite 800

Miami Beach, Florida 33139
Attention: General Counsel
Facsimile: (305) 695-5500

Copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022
Facsimile: (212) 593-5955
Attention: André Weiss, Esq.

If to LNR Property:

LNR Property Corporation
c/o LNR Property Holdings Ltd.
1601 Washington Avenue, Suite 800

Miami Beach, Florida 33139
Attention: General Counsel
Facsimile: (305) 695-5500

Copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022
Facsimile: (212) 593-5955
Attention: André Weiss, Esq.

If to the Buyer:

LNR Capital Corporation
c/o LNR Property Holdings Ltd.
1601 Washington Avenue, Suite 800

Miami Beach, Florida 33139
Attention: General Counsel
Facsimile: (305) 695-5500

Copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022
Facsimile: (212) 593-5955
Attention: André Weiss, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.   This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  Any proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may only be brought against any of the Parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

Section 7.8             Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (C) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH HEREIN.

Section 7.9             Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 7.10           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 7.11           Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means “including without limitation.”

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

DIESEL LTD.

By:
Name:
Title:

LNR PROPERTY CORPORATION

By:
Name:
Title:

LNR CAPITAL CORPORATION

By:
Name:
Title:

Exhibit A

[Diesel CDO Interests]